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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated February 19, 1999, with respect to the consolidated financial statements of NationsRent, Inc., included in NationsRent, Inc.'s Form 10-K and 10-K/A for the year ended December 31, 1998, and our report dated May 8, 1998, with respect to the financial statements of Gabriel Trailer Manufacturing Company, Inc., included in NationsRent, Inc.'s Form 10-K/A for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  August 25, 1999.